Exhibit A

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that each of the undersigned is individually eligible to use the Schedule 13G to which this Exhibit is attached, such Schedule 13G is filed on behalf of each of the undersigned and all subsequent amendments to such Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.

Dated this 14th day of February, 2014.

CCMP CAPITAL INVESTORS II, L.P.

By:	CCMP Capital Associates, L.P., its General Partner
By:	CCMP Capital Associates GP, LLC, its general partner

By:	/s/ Marc Unger
Name:	Marc Unger
Title:	COO & CFO

CCMP CAPITAL INVESTORS (CAYMAN) II, L.P.

By:	CCMP Capital Associates, L.P., its General Partner
By:	CCMP Capital Associates GP, LLC, its general partner

By:	/s/ Marc Unger
Name:	Marc Unger
Title:	COO & CFO

CCMP CAPITAL ASSOCIATES, L.P.

By:	CCMP Capital Associates GP, LLC, its general partner

By:	/s/ Marc Unger
Name:	Marc Unger
Title:	COO & CFO

CCMP CAPITAL ASSOCIATES, GP, LLC

By:	/s/ Marc Unger
Name:	Marc Unger
Title:	COO & CFO

CCMP CAPITAL, LLC

By:	/s/ Marc Unger
Name:	Marc Unger
Title:	COO & CFO

By:	/s/ Stephen Murray
Name:	Stephen Murray